UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 15, 2017

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35092	02-0478229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

441 Charmany Drive

Madison, WI  53719

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code:  (608) 284-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement

On December 15, 2017, Exact Sciences Corporation (the “Company”), Exact Sciences Laboratories, LLC, a wholly-owned subsidiary of the Company (“ESL”), and MB Financial Bank, N.A. (“MB Bank”) entered into a Loan and Security Agreement (the “Revolving Loan Agreement”), which provides the Company and ESL with a 24-month secured revolving credit facility for up to $15.0 million. Also on December 15, 2017, CG Growth LLC, a wholly-owned subsidiary of the Company (“CG Growth”), and MB Bank entered into a Loan Agreement (the “Construction Loan Agreement”), which provides CG Growth with a non-revolving construction loan of up to $25.6 million.

Revolving Loan Agreement

The credit facility under the Revolving Loan Agreement is available for general working capital purposes and all other lawful corporate purposes; provided that the Company and ESL may not use the credit facility to purchase or carry margin stock. The Company anticipates using the facility to fund facility renovation, development and construction projects and other general working capital purposes. Amounts borrowed under the Revolving Loan Agreement are evidenced by a revolving promissory note, dated December 15, 2017, executed by the Company and ESL in favor of MB Bank.

Amounts borrowed under the Revolving Loan Agreement accrue interest at one of the following per annum rates, as elected by the Company: (i) the sum of the 1-month LIBOR rate plus 2.00%, (ii) the sum of the 3-month LIBOR rate plus 2.00% or (iii) the MB Bank Reference Rate minus 0.5%. Subject to certain terms and conditions, the Company may elect to convert all or a portion of the outstanding loan under the Revolving Loan Agreement to one of the other interest rate options.  Loans owing under the Revolving Loan Agreement may be prepaid at any time without penalty. The maturity date of the loan under the Revolving Loan Agreement has a maturity date of December 10, 2019.

All existing and future domestic subsidiaries of the Company deemed material by MB Bank are required to provide guaranties. The Company’s and ESL’s obligations under the Revolving Loan Agreement are secured by a first priority blanket lien limited to the Company’s and ESL’s inventory of Cologuard products and Cologuard accounts receivable, as well as proceeds of the foregoing. With the exception of existing mortgages and certain other permitted liens, no secondary financing or junior lien debt is permitted on the collateral securing the Company’s and ESL’s obligations under the Revolving Loan Agreement without MB Bank’s consent.

Pursuant to the Revolving Loan Agreement, the Company and ESL have agreed to various covenants that, among other things, impose customary reporting obligations on the Company and ESL and subject the Company and ESL to certain financial covenants including minimum liquidity and minimum tangible net worth. The Revolving Loan Agreement contains various customary default provisions, including a cross-default provision with respect to any default under the Construction Loan Agreement.

Construction Loan Agreement

The Company expects to use the amounts advanced pursuant to the Construction Loan Agreement to finance the construction of a clinical laboratory and related facilities and additional development of a 46-acre campus in Madison, Wisconsin (the “New Laboratory Property”). As a condition to MB Bank’s initial advance of loan proceeds under the Construction Loan Agreement, the Company is required to invest at least $16.4 million of its own cash into the construction project. Amounts borrowed under the Construction Loan Agreement are evidenced by a promissory note dated December 15, 2017, executed by CG Growth in favor of MB Bank.

Amounts advanced pursuant to the Construction Loan Agreement bear interest at a rate equal to the sum of the 1-month LIBOR rate plus 2.25%. Regular monthly payments are interest-only for the first 24-months, with further payments based on a 20-year amortization schedule. Amounts borrowed pursuant to the Construction Loan Agreement may be prepaid at any time without penalty. The maturity date of the loan under the Construction Loan Agreement is December 10, 2022.

The Company has agreed to guaranty CG Growth’s obligations under the Construction Loan Agreement. In addition, CG Growth’s obligations under the Construction Loan Agreement are secured by a first mortgage lien on the New Laboratory Property, a security interest in CG Growth’s fixtures and equipment on the New Laboratory Property, and by an assignment of leases and certain rents related to the New Laboratory Property. With the exception of certain existing indebtedness and certain permitted liens, no secondary financing or junior lien debt is permitted on the collateral securing the Company’s obligations under the Construction Loan Agreement without MB Bank’s consent.

Pursuant to the Construction Loan Agreement, CG Growth has agreed to various covenants that, among other things, impose customary reporting obligations.  CG Growth is also subject to certain financial covenants, including minimum liquidity and minimum tangible net worth tested on a quarterly consolidated basis. The Construction Loan Agreement contains various customary default provisions, including a cross-default provision with respect to any default under the Revolving Loan Agreement.

MB Bank, on behalf of CG Growth, previously issued an Irrevocable Standby Letter of Credit in the amount of $646,000 in favor of the City of Madison, Wisconsin, which is deemed to have been issued pursuant to the Construction Loan Agreement (the “City Letter of Credit”). The face amount of the City Letter of Credit shall reduce, dollar for dollar, the amount available for borrowing under the Construction Loan Agreement.

The foregoing descriptions of the agreements governing the Revolving Loan Agreement and the Construction Loan Agreement do not purport to be complete and are qualified in their entirety by the full text of these agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, all of which are incorporated herein by reference.

Item 2.03              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Loan and Security Agreement, dated as of December 15, 2017, by and between MB Financial Bank, N.A., Exact Sciences Corporation and Exact Sciences Laboratories, LLC

10.2	Loan Agreement, dated as of December 15, 2017, by and between MB Financial Bank, N.A. and CG Growth LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT SCIENCES CORPORATION

Date: December 18, 2017	By:	/s/ Jeffrey T. Elliott
Jeffrey T. Elliott
Chief Financial Officer